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Exhibit 21.1

List of Subsidiaries of the Registrant
(as of December 31, 2008)

Entity	Jurisdiction of Formation
Show Tickets Australia Pty. Ltd.	Australia
Ticketmaster Australasia Pty. Ltd.	Australia
Ticketron Australia Pty Ltd.	Australia
Ticketmaster Canada Holdings ULC	Canada
Ticketmaster Canada ULC	Canada
Ticketmaster Canada LP	Canada
Reseau Admission ULC	Canada
Reseau Admission LP	Canada
Ticketmaster New Ventures, Ltd.	Cayman Islands
Ticketmaster Cayman Finance Company Ltd.	Cayman Islands
Emma Entertainment (Beijing) Co. Ltd.	China
Ticketmaster Ticketing Information Technology (Shanghai) Co., Ltd.	China
Shanghai Jina Advertising Company Ltd.	China
Beijing Oriental Broadway International Theater Management Company	China
BILLETnet A/S	Denmark
Echo Europe Limited	England & Wales
GET ME IN! Limited	England & Wales
Ticketflask Limited	England & Wales
Lippupalvelu Oy	Finland
Kartenhaus Ticketservice GmbH	Germany
TM Deutschland GmbH	Germany
Emma Entertainment Holdings HK Ltd.	Hong Kong
The Ticket Shop Unlimited	Ireland
Ticketline (Unlimited)	Ireland
Ticketshop (NI) Limited	Northern Ireland (U.K.)
Ticket Shop Holdings (IOM) (Unlimited)	Isle of Man
Ticket Shop One (IOM) Limited	Isle of Man
Ticket Shop Two (IOM) Limited	Isle of Man
Ticketmaster Luxembourg Holdco 1, S.a.r.l.	Luxembourg
Ticketmaster Luxembourg Holdco 2, S.a.r.l.	Luxembourg
Ticketmaster Luxembourg Holdco 3, S.a.r.l.	Luxembourg
Ticketmaster Luxembourg Holdco 4, S.a.r.l.	Luxembourg
Ticketmaster Luxembourg Holdco 5, S.a.r.l.	Luxembourg
Alta Vista Films, S.A. de C.V.	Mexico
Servicios Especializados para la Venta Autorizada de Boletes, S.A. de C.V.	Mexico
Ticket Service Nederland B.V.	Netherlands
Ticketmaster NZ Pty. Ltd.	New Zealand
Billetservice AS	Norway
Billettsentralen AS	Norway
Ticketmaster Iberica	Spain
Tick Tack Ticket, S.A.	Spain
Ticketmaster New Ventures Finance HB	Sweden
Ticketmaster New Ventures II AB Holdings	Sweden
Ticnet AB	Sweden
Biletix Bilet Dagitim Basum ve Ticaret A.S.	Turkey
Ticketmaster International Events Ltd.	England and Wales
Ticketmaster Europe Holdco Ltd.	England and Wales
Ticketmaster Online—Citysearch UK Ltd.	England and Wales
FC1031 Limited	England and Wales
Ticketmaster Systems Ltd	England and Wales
Ticketmaster UK Limited	England and Wales

Entity	Jurisdiction of Formation
Ticketweb UK, Ltd.	England and Wales
TM Number One Limited	England and Wales
Bee & El LLC	Delaware
Career Artist Management LLC	Delaware
Doyle Kos Management LLC	Delaware
Echomusic, LLC	Delaware
EventInventory.com, Inc.	Illinois
IAC Partner Marketing, Inc.	Delaware
Mark Rothbaum & Associates, LLC	Delaware
Mick Artists Management, LLC	Delaware
Microflex 2001 LLC	Delaware
Nettickets.com, Inc.	Delaware
OpenSeats, Inc.	Illinois
Paciolan, Inc.	Delaware
Premium Inventory, Inc.	Illinois
RPM Management LLC	Tennessee
Show Me Tickets, LLC	Illinois
Spectacle Entertainment Group LLC	Delaware
Strategic Artist Management LLC	Delaware
The V.I.P. Tour Company	Delaware
Ticketmaster Advance Tickets, LLC	Colorado
Ticketmaster California Gift Certificates L.L.C.	California
Ticketmaster China Venture, L.L.C.	Delaware
Ticketmaster EDCS LLC	Delaware
Ticketmaster Florida Gift Certificates L.L.C.	Florida
Ticketmaster Georgia Gift Certificates L.L.C.	Georgia
Ticketmaster Indiana Holdings Corp.	Indiana
Ticketmaster L.L.C.	Virginia
Ticketmaster Multimedia Holdings, LLC	Delaware
Ticketmaster New Venture Holdings, Inc.	Delaware
Ticketmaster West Virginia Gift Certificates L.L.C.	West Virginia
Ticketmaster-Indiana, L.L.C.	Delaware
Ticketsnow.com, Inc.	Illinois
Ticketweb LLC	Delaware
TM Vista, Inc.	Virginia
TNOW Entertainment Group, Inc.	Illinois
Worldwide Ticket Systems, Inc.	Washington
FLMG Holdings, Inc.	Delaware
Vector Management LLC	Delaware
Front Line	Delaware
Ticketmaster Pacific Acquisitions, Inc.	Delaware
Azoff Promotions LLC	Delaware
Entertainers Art Gallery LLC	Delaware
Eagles Personal Management Company	California
Front Line BCC LLC	Delaware
Spalding Entertainment, LLC	Tennessee
John Baruck Management, Inc.	California
H. K. Personal Development Co.	California
GA Acquisitions LLC	Delaware
Fruin Production, Inc.	California
FEA Merchandise Inc.	Delaware
ILAA, Inc.	California
ILA Management, Inc.	California
Ticketmaster Group Holding Company 1 Ltd.	England and Wales
Ticketmaster Group Holding Company 2 Ltd.	England and Wales

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  Exhibit 21.1